                                                                   Exhibit 10.28

                                SECOND AMENDMENT
                                     TO THE
                   LKQ CORPORATION EMPLOYEES' RETIREMENT PLAN

     WHEREAS, LKQ Corporation (the "Company") maintains the LKQ Corporation Employees' Retirement Plan (the "Plan"); and

     WHEREAS, amendment of the Plan is deemed desirable to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and certain other distribution changes under IRS regulations and is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder; and

     WHEREAS, except as otherwise provided in a particular of the amendment, such amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001;

     NOW, THEREFORE, by virtue and in exercise of the power reserved to the company under Section 11.1 of the Plan, and pursuant to the authority delegated to the undersigned officers of the company by resolutions of the Compensation Committee of its Board of Directors, the Plan be and hereby is amended in the following particulars:

1.   By substituting for paragraph (c) of the definition of "Compensation" in
     Section 2.1 of the Plan the following:

"(c) ANNUAL LIMIT ON COMPENSATION. An Employee's Compensation for any Plan Year shall not exceed $200,000, as adjusted pursuant to Section 401(a)(17) of the Code. For purposes of computing the Pre-Tax Contributions withheld from a Participant whose Compensation exceeds such limit, all Compensation paid to the Participant during the period during which he has elected to have Pre-Tax Contributions withheld shall be taken into account until the total Compensation taken into account equals such limit."

2. By substituting for the definition of "Key Employee" in Section 2.1 of the Plan the following:

"(a) GENERAL RULE. Except as otherwise provided in this Section, an Employee shall be considered a Key Employee for any Plan Year if, at any time during the Plan Year which contains the Top-Heavy Determination Date, he:

     (i) is an officer of any Employer or Affiliate whose Modified 415 Compensation exceeds $130,000; or

     (ii) owns more than five percent of the stock of an Employer or Affiliate; or

     (iii) owns more than one percent of the stock of an Employer or Affiliate and receives Modified 415 Compensation for any Plan Year in which he owns such percentage in excess of $150,000 (determined in accordance with Section 416(i)(1)(B) of the Code).

(b) PURPOSE. The purpose of this Section is to conform to the definition of "key employee" set forth in Section 416(i)(1) of the Code effective as of January 1, 2002 and thereafter, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with Section 416(i)(1) of the Code, either by excluding Employees who would be classified as "key employees" thereunder or by including Employees who would not be so classified, the provisions of Section 416(i)(1) of the Code shall govern and control."

3. By substituting for paragraphs (e) and (f) of the definition of "Top-Heavy Year" in Section 2.1 of the Plan the following:

"(e) ACCOUNT BALANCES. For purposes of this Section, account balances shall include (i) all Contributions which any Employer or Affiliate has paid or is legally obligated to pay to any employee plan as of the Top-Heavy Determination Date (including Contributions made thereafter if they are allocated as of the Top-Heavy Determination Date) and all Forfeitures allocated as of the Top-Heavy Determination Date, and (ii) all distributions made to a Participant or his Beneficiary during the 1-year period ending on the Top-Heavy Determination Date (5-year period ending on the Top-Heavy Determination Date for Plan Years beginning prior to January 1, 2002) (or, in the case of a defined benefit plan, the actuarial present value as of the Top-Heavy Determination Date of such distributions). Effective for Plan Years beginning after December 31, 2001, in the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "5-year period" for "1-year period." If any plan that was terminated within the 1-year period ending on the Top-Heavy Determination Date (5-year period ending on the Top-Heavy Determination Date for Plan Years beginning prior to January 1, 2002) would, if it had not been terminated, be a plan described in paragraph (b), distributions made under such plan shall also be taken into account. For purposes of this Section, account balances shall also include amounts which are attributable to Contributions made by the Participants (other than deductible voluntary contributions under Section 219 of the Code) but shall not include any rollover (as defined in Section 402 of the Code) or a direct transfer from the trust of any employee plan qualified under Section 401(a) of the Code if such plan is not maintained by an Employer or

Affiliate and such rollover or transfer is made at the request of the Participant after December 31, 1983.

(f) CERTAIN FORMER EMPLOYEES. Anything to the contrary notwithstanding, if an Employee has not performed any services for any Employer or Affiliate at any time during the 1-year period ending on the Top-Heavy Determination Date (or prior to January 1, 2002, within the 5-year period ending on the Top-Heavy Determination Date), his account balance (in the case of a defined contribution plan) or his accrued benefit (in the case of a defined benefit plan) shall not be taken into consideration in the determination of whether the Plan Year is a Top-Heavy Year."

4.   By substituting for Section 5.4 of the Plan the following:

"5.4 ROLLOVER CONTRIBUTIONS. An Eligible Employee may make a Contribution to the Plan which constitutes a rollover of benefits from another plan qualified under
Section 401(a) of the Code (either directly or through an IRA described in Section 408(d)(3)(A)(ii) of the Code, to the extent permissible under applicable law), Section 403(a) of the Code, Section 403(b) of the Code, and Section 457 of the Code, or cause the trustee of another plan to make a direct transfer of such benefits on his behalf (in any case, a "Rollover Contribution"). In no event shall such Contribution consist of after-tax employee contributions. All Rollover Contributions shall be allocated to a separate Rollover Account maintained for the Participant. The Administrator may establish uniform rules limiting or restricting Rollover Contributions."

5.   By substituting for Section 6.1 of the Plan the following:

"6.1 LIMIT ON ANNUAL ADDITIONS.

     (a) LIMITATION. Notwithstanding any other provisions of the Plan, the amount of annual additions (as hereinafter defined) allocated to a Participant's Account for any Limitation Year shall not exceed an amount equal to the lesser of:

            (i) $40,000 (as adjusted pursuant to Section 415(d) of the Code as of the first day of such Limitation Year); or

            (ii) 100 percent of the Participant's 415 Compensation for the Limitation Year, increased by amounts treated as annual additions solely by reason of subparagraph (b)(iv);

reduced in either case by the amount of annual additions credited to the Participant's account for the limitation Year under any other defined contribution plan maintained by an Employer or 415 Affiliate. For purposes of applying this Section to contributions made following a period of Qualified Military Service pursuant to Section 5.7, a Participant's 415 Compensation shall include the amount of 415 Compensation he would have received had he been employed during such period of Qualified Military Service, based on his rate of pay that would have been in effect during such period or, if such rate of pay is not reasonably certain, his average compensation during the 12 month period of employment (or the total period of employment if less) immediately preceding the Qualified Military Service. "

6. By deleting paragraphs (d), (e), (f) and (g) of Section 6.1 of the Plan and by substituting for paragraphs (d) and (e) the following:

"(d) AGGREGATION OF PLANS. For purposes of this Section 6.1, all defined benefit plans of any Employer or 415 Affiliate, whether or not terminated, are to be treated as one defined benefit plan, and all defined contribution plans of any Employer or 415 Affiliate, whether or not terminated, are to be treated as one defined contribution plan.

(e) PARTICIPATION IN DEFINED BENEFIT PLAN. Anything to the contrary notwithstanding, if during any Limitation Year a Participant also participates in a defined benefit plan (as defined in Section 414(j) of the Code) maintained by an Employer or 415 Affiliate, the annual additions under this Plan and the projected annual benefit under the defined benefit plan shall be separately determined pursuant to the rules in effect for such plan."

7.   By substituting for Section 6.2(a) of the Plan the following:

"(a) LIMITATION. The total amount of Pre-Tax Contributions made on behalf of any Participant under this Plan, plus the total amount of before-tax elective deferrals made on behalf of the Participant under any other plan described in 401(k) or 402(h)(1)(B) of the Code plus amounts used to purchase an annuity under 403(b) of the Code pursuant to a salary reduction agreement under 402(g)(3) of the Code, in any calendar year shall not exceed $11,000 (or such larger dollar limitation as may then be applicable for such calendar year under 402(g) of the Code)."

8.   By substituting for Section 6.3 of the Plan the following:

"6.3 ACTUAL DEFERRAL PERCENTAGE LIMITATION.

     (a) LIMITATION. The Pre-Tax Contributions of Participants who are Highly-Compensated Employees shall be further limited for each Plan Year so that the Highly Compensated ADP does not exceed the Maximum ADP. The Administrator may reduce the Pre-Tax Deferral Elections of such Participants in accordance with paragraph (c) during the Plan Year to prevent this limitation from being exceeded, but in no event shall the Administrator have any liability to any Highly Compensated Employee if it does not do so.

     (b)    CORRECTION OF EXCESS CONTRIBUTIONS. If the limitation of paragraph
     (a) is exceeded for any Plan Year after taking into account any Qualified Non-Elective Contributions, the excess Pre-Tax Contribution (as determined under paragraph (c)) of each Participant who is a Highly-Compensated Employee shall be recharacterized as an After-Tax Contribution to the extent the Participant so elects and to the extent such recharacterization does not cause the limitation of Section 6.4 to be exceeded, and otherwise distributed to such Participant.

All distributions shall be made, notwithstanding any other restriction on distributions in the Plan, not later than 2 1/2 months following the end of the Plan Year if possible, and in any event not later than the last day of the following Plan Year. All recharacterizations shall be made not later than 2 1/2 months following the end of the Plan Year. The amount required to be distributed or recharacterized under this Section 6.3 shall be reduced by any amount previously distributed to satisfy Section 6.2. Any amount distributed or recharacterized shall include the share of income allocable to such distribution, determined in accordance with the method used under Section 6.2(e) or 6.2(f), and all references to excess Pre-Tax Contributions shall be deemed to include such allocated income

     (c) DETERMINATION OF EXCESS CONTRIBUTIONS. If it is necessary to determine the excess Pre-Tax Contributions of Highly Compensated Employees pursuant to paragraph (b) for any Plan Year, the following method shall be used:

             (i) First, Contributions of the Highly Compensated Employee or Employees whose Deferral Percentage is the highest must be reduced until their Deferral Percentage is equal to the greater of the Deferral Percentage which will cause the Highly Compensated ADP not to exceed the Maximum ADP or the Deferral Percentage of the Highly Compensated Employee or Employees who have the second highest Deferral Percentage. The same procedure shall then be applied, if necessary, to the Pre-Tax Contributions of the Highly Compensated Employees who have the second highest Deferral Percentage (including those whose Deferral Percentage was reduced in the prior step), and so on until the Highly Compensated ADP no longer exceeds the Maximum ADP. The aggregate amount by which all Pre-Tax Contributions would have to be reduced, using this method, so that the Highly Compensated ADP would no longer exceed the Maximum ADP is hereinafter referred to as the "Aggregate Excess Contribution."

             (ii) Second, the Administrator shall determine the amount by which the Pre-Tax Contributions (determined without regard to subparagraph (c)(i) above) of the Highly Compensated Employee or Employees whose Pre-Tax Contributions are the largest in dollar amounts must be reduced until either the total amount of reductions equals the Aggregate Excess Contribution or their Pre-Tax Contributions are equal in amount to the Pre-Tax Contributions of the Highly Compensated Employee or Employees who have the second largest amount of Pre-Tax Contributions. The same procedure shall then be applied, if necessary, to the Pre-Tax Contributions of the Highly Compensated Employees who received the second largest dollar amount of Pre-Tax Contributions (including those whose Pre-Tax Contributions were reduced in the prior step), and so on until the total amount of reductions equals the Aggregate Excess Contribution.

            (d) CALCULATION OF ADP. In calculating the ADP for the purpose of this Section 6.3, the Highly-Compensated Employee ADP will be determined by treating all cash or deferred arrangements maintained by an Employer or an Affiliate under which the Highly-Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single aggregated plan. For the purpose of determining whether such an aggregated plan satisfies the actual deferral percentage test of Section 6.3(a), all Employee Contributions or other elective contributions that are made under two or more plans maintained by an Employer or an Affiliate that are so aggregated for the purposes of Code Section 401(a)(4) or Section 410(b) (other than Code
     Section 410(b)(2)(A)(ii)) will be treated as made under a single aggregated plan. If two or more plans maintained by an Employer or an Affiliate are permissively aggregated for the purpose of Code Section 401(k), the aggregated plans must also satisfy Code Section 401(a)(4) and Section 410(b) as though they were a single aggregated plan.

            (e) FORFEITURE OF MATCHING CONTRIBUTIONS. The portion of any Matching Contributions that relates to any excess Pre-Tax Contributions distributed pursuant to this Section 6.3 shall be forfeited, notwithstanding any other provision of the Plan or the Participant's Vesting Service."

9.   By substituting for Section 6.4 of the Plan the following:

"6.4 ACTUAL CONTRIBUTION PERCENTAGE LIMITATION.

     (a) LIMITATION. The Matching Contributions of Participants who are Highly Compensated Employees shall be further limited for each Plan Year so that the Highly Compensated ACP does not exceed the Maximum ACP (or such lower amount as is determined under paragraph (e)). The Administrator may reduce the amount of Matching Contributions allocated such Participants in accordance with paragraph (d) during the Plan Year to prevent this limitation from being exceeded, but in no event shall the Administrator have any liability to any Highly Compensated Employee if it does not do so.

     (b)    CORRECTION OF EXCESS CONTRIBUTIONS. If the limitation of paragraph
(a) is exceeded for any Plan Year after taking into account any Qualified Non-Elective Contributions and the recharacterization of Pre-Tax Contributions pursuant to paragraph (c), the excess Matching Contribution (as determined under paragraph (d) of each Participant who is a Highly-Compensated Employee shall be distributed to such Participant. All distributions shall be made, notwithstanding any other restriction on distributions in the Plan, not later than 2 1/2 months following the end of the Plan Year if possible, and in any event not later than the last day of the following Plan Year. Each such distribution shall include the share of income allocable to such distribution, determined in accordance with the method used under Section 6.2(e) or 6.2(f), and all references to excess Contributions shall be deemed to include such allocated income.

     (c) USE OF PRE-TAX CONTRIBUTIONS. For purposes of this Section, a portion of the Pre-Tax Contributions made on behalf of Participants who are Non-Highly Compensated Employees shall be treated as Matching Contributions. Such amount shall be determined by applying the method set forth in paragraph
(d) to recharacterize the Pre-Tax Contributions of Non-Highly Compensated Employees as Matching Contributions until either the limitation of paragraph (a) is satisfied or any further recharacterization would cause the limitation of
Section 6.3 to be exceeded. If before-tax contributions under any other plan maintained by an Employer or Affiliate are included in a Non-Highly Compensated Employee's Contribution Percentage, such before-tax contributions may be recharacterized only if such other plan and the Plan would satisfy Section 410(b) of the

Code (without reliance on the average benefits test) if treated as a single plan. Pre-Tax Contributions that are so recharacterized shall continue to be treated as Pre-Tax Contributions for all other purposes under the Plan, including specifically limitations on Forfeitures and distributions.

     (d) DETERMINATION OF EXCESS CONTRIBUTIONS. If it is necessary to determine the excess Matching Contributions of Highly Compensated Employees pursuant to paragraph (b) for any Plan Year, the same two-step method described in Section 6.3(c) shall be used.

     (e) FORFEITURE OF NONVESTED CONTRIBUTIONS. If a distribution of an excess Matching Contribution must be made to a Participant under this Section
6.4 at a time when the Participant is not fully Vested in his Matching Contribution Account, then the amount distributed to such Participant shall be equal to the amount of the excess Matching Contribution multiplied by the percentage of the Matching Contribution Account that is Vested, and the remaining portion of the excess Matching Contribution shall be forfeited.

     (f)    CALCULATION OF ACP. In calculating ACP for the purpose of this
Section 6.4, the Actual Contribution Percentage of a Highly-Compensated Employee will be determined by treating all plans subject to Code Section 401(m) maintained by an Employer or an Affiliate under which the Highly-Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single aggregated plan. For the purpose of determining whether such an aggregated plan satisfies the ACP test of section 6.4(a), all Employee Contributions or other elective contribution s and Matching Contributions that are made under two or more plans maintained by an Employer or an Affiliate that are so aggregated for the purposes of Code Section 401(a)(4) or Section 410(b) (other than Code Section 410(b)(2)(A)(ii)) will be treated as made under a single aggregated plan. If two or more plans maintained by an Employer or an Affiliate are permissively aggregated for the purpose of Code Section 401(m), the aggregated plans must also satisfy Code Section 401(a)(4) and Section 410(b) as though they were a single aggregated plan."

10.  By substituting the following for Section 6.5 of the Plan:

"6.5 LIMIT ON DEDUCTIBLE CONTRIBUTIONS Anything else contained herein to the contrary notwithstanding, the total Contributions made by any Employer to the Plan for any Plan Year (excluding After-Tax Contributions withheld by the Employer) shall not exceed 25 percent of the aggregate Compensation paid by the Employer to all Participants during the Plan Year, or such other amount as may be deductible under Section 404 of the Code for such Plan Year (determined without regard to Section 263A of the Code)."

11.  By substituting for Section 9.1(b) of the Plan the following:

"(b) SMALL ACCOUNT BALANCE. Effective for all distributions made after December 31, 2001, if the Participant's total Vested Account Balance at the time of distribution, or the portion thereof distributed to a Beneficiary, does not exceed $5,000.00, then distribution shall be made in the form described in paragraph (a). For purposes of this Section 9.1(b), the determination of whether a Participant's Vested Account Balance exceeds $5,000 shall be made without regard to the portion of the Participant's Vested Account Balance attributable to Rollover Contributions."

12.  By substituting the following for Section 9.2(a) of the Plan:

"(a) SMALL ACCOUNT BALANCES. If, at the time of a Participant's Termination of Employment, his Vested Account Balance does not exceed the amount provided in
Section 9.1(b), the entire amount of the Vested Account Balance shall be distributed to such Participant under Section 9.1(a) as soon as administratively feasible.

     (i) For purposes of this Section 9.2(a), the determination of whether a Participant's Account Balance exceeds the amount provided in Section 9.1(b) upon his Termination of Employment shall be made without regard to whether the Participant's Account Balance exceeded such amount at a time prior to the Participant's Termination of Employment, and without regard to the portion of the Participant's Account Balance attributable to Rollover Contributions.

     (ii) If, upon a Participant's Termination of Employment, his Account Balance (i) exceeds $1,000 but is less than the amount provided in
            Section 9.1(b), and (ii) the Participant fails to affirmatively elect to have his entire Account Balance distributed in accordance with Section 9.1(a), the Administrator shall transfer the Participant's Account Balance to an individual retirement account or a trustee or issuer designated by the Administrator, in its sole discretion, and shall notify the Participant, in writing, that the Participant's distribution may be transferred, without cost or penalty to the Participant, to another individual retirement account selected by the Participant. This Section 9.2(a)(ii) shall not become effective until the first date prescribed by the IRS and Department of Labor."

13.  By substituting for Section 9.3(b) of the Plan the following:

"(b)   DEATH OF PARTICIPANT AFTER DISTRIBUTION HAS COMMENCED. If a Participant
dies after distribution of his benefit has commenced and after the date specified in Section 9.2(d)(ii), then distribution shall be made in accordance with paragraph (c) unless distribution has been made by purchase of an annuity."

14.  By substituting for Section 9.5 of the Plan the following:

"9.5 DIRECT TRANSFERS. Any Participant, surviving spouse, or Alternate Payee (but only with respect to an Alternate Payee who is the spouse or former spouse of a Participant) who is entitled to receive an "eligible rollover distribution," as hereinafter defined, shall have the right to direct the transfer of all or a portion of such distribution directly to an individual retirement account or annuity qualified under Section 408 of the Code (other than an endowment contract) (an "IRA"), a defined contribution pension or profit-sharing trust qualified under Section 401(a), an annuity plan qualified under Section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457 of the

Code; or another "eligible retirement plan" as defined in Section 401(a)(31) of the Code, which will accept such a transfer, provided that the amount so transferred must either be the entire amount of such distribution or must be at least $500. The Administrator shall furnish each Participant, Alternate Payee or surviving spouse to whom this Section 9.5 applies with a notice describing his right to a direct transfer and the tax consequences of a distribution. Such notice shall be furnished not more than 90 days nor less than 30 days before the Participant, Alternate Payee or surviving spouse is entitled to receive such distribution, and no distribution shall be made until 30 days after he or she has received such notice unless he or she waives such 30 day period in writing. For purposes of this Section 9.5, an "eligible rollover distribution" means any distribution that is at least $200.00, other than (i) a distribution that is part of a series of substantially equal installment payments, paid not less frequently than annually, over the life or life expectancy of the Participant, the joint lives or joint life expectancies of the Participant and his beneficiary, or a fixed period of 10 years or more, but only to the extent such distribution exceeds the minimum amount required to be distributed under the Plan, and (ii) a distribution of Pre-Tax Contributions made on account of hardship. The Administrator may adopt administrative procedures to implement direct transfers, which may vary the time periods and minimum amounts set forth above, to the extent consistent with final Treasury Regulations issued under
Section 401(a)(31) of the Code."

15.  By adding the following sentences at the end of Section 10.4 of the Plan.

"Benefit under the Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to such benefits."

            IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers, this 31 day of December, 2002.


                                         LKQ CORPORATION


                                         By: /s/ Victor M. Casini
                                             ---------------------------------

                                                Its: Vice President
                                                     -------------------------